EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) Registration Statement No. 333-129668 of Enterprise GP Holdings L.P. on Form S-8, and (ii) Registration Statement Nos. 333-146236 and 333-161597 of Enterprise GP Holdings L.P. on Form S-3 of our reports dated March 1, 2010, relating to the consolidated financial statements of Enterprise GP Holdings L.P. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the retroactive effects of the common control acquisition of TEPPCO Partners, L.P. and Texas Eastern Products Pipeline Company, LLC by Enterprise Products Partners L.P. on October 26, 2009 and the related change in business segments described in Notes 1 and 11), and the effectiveness of Enterprise GP Holdings L.P. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Enterprise GP Holdings L.P. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 1, 2010